UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2013

KITARA MEDIA CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51840	20-3881465
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

525 Washington Blvd, Suite 2620, Jersey City, New Jersey	07310
(Address of Principal Executive Offices)	(Zip Code)

(201) 539-2200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On December 3, 2013, Kitara Media Corp. (the “Company”), a Delaware corporation, entered into a Merger Agreement and Plan of Organization (“Merger Agreement”) by and among the Company, Kitara Media Sub, Inc. (“Merger Sub”), Health Guru Media, Inc., a Delaware corporation (“Health Guru”), and those certain securityholders of Health Guru executing the signature page attached thereto, which securityholders held a majority of the outstanding shares of capital stock of Health Guru (the “Signing Holders”), and simultaneously consummated the transactions contemplated thereby (the “Closing”). At the Closing, the Company entered into the Escrow Agreement, the Lock-Up Agreements, the Employment Agreement and the Indemnification Agreement (each as defined below).

Health Guru is a provider of health information videos on the internet, offering a library of over 3,500 health videos and 600 health-video applications on topics including mental health, pregnancy, diet and fitness, and a variety of medical conditions. By leveraging its content development model and proprietary technology, Health Guru seeks to make its health videos more engaging for its users, more effective for its advertisers and more profitable for its in-network publishers.

The Merger Agreement and Ancillary Agreements

Merger and Merger Consideration

At the Closing, pursuant to the Merger Agreement, Merger Sub was merged with and into Health Guru, with Health Guru surviving as a wholly owned subsidiary of the Company (the “Merger”). All of the shares of capital stock of Health Guru outstanding immediately prior to the Merger were automatically canceled and converted into the right to receive an aggregate of 18,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Company Common Stock”).

As a result of the Merger, the former holders of the capital stock of Health Guru (the “Health Guru Stockholders”) own approximately 22% of the outstanding shares of Company Common Stock.

Indemnification and Escrow Agreement

The Company will be indemnified against all losses incurred by reason of, arising out of or resulting from the inaccuracy or breach of any representation or warranty by Health Guru or the Signing Holders, the non-fulfillment or breach of any covenant or agreement of Health Guru or the Signing Holders and certain other matters. Similarly, the Signing Holders will be indemnified against all losses incurred by reason of, arising out of or resulting from the inaccuracy or breach of any representation or warranty by the Company or Merger Sub and the non-fulfillment or breach of any covenant or agreement of the Company and Merger Sub.

To provide a fund for the parties’ rights to indemnification, 10% of the shares of Company Common Stock (the “Escrow Shares”) to be received by the Health Guru Stockholders was deposited in escrow in accordance with the terms of an escrow agreement (the “Escrow Agreement”), dated as of December 3, 2013, by and among the Company, Reitler Kailas & Rosenblatt LLC, as representative of the Health Guru Stockholders, and Continental Stock Transfer & Trust Company, as escrow agent. The Escrow Shares, less the net amount of shares applied in satisfaction of or reserved with respect to indemnification claims made by the Company, will be released to the Health Guru Stockholders on the 5th business day after the Company is required to file its Annual Report on Form 10-K for the year ending December 31, 2014 (or earlier under certain situations as described in the Escrow Agreement), but in no event later than April 15, 2015.

Representations and Warranties

The Merger Agreement contains representations and warranties of the Company, Merger Sub, Health Guru and the Signing Holders relating to, among other things, (a) proper organization and similar corporate matters, (b) subsidiaries, (c) financial information and absence of undisclosed liabilities and off balance sheet arrangements, (d) absence of certain changes, (e) litigation, (f) contracts, (g) the authorization, performance and enforceability of the Merger Agreement, (h) conflicts, (i) required consents, (j) capital structure of each constituent company and the absence of preemptive or registration rights, (k) licenses and permits, (l) real and personal property, (m) intellectual property, (n) absence of violations of charter documents, agreements and legal requirements, (o) taxes, (p) insurance, (q) labor matters, (r) employee benefit matters, (s) environmental matters, (t) certain other regulatory matters, (u) solvency and (v) related party transactions.

Directors and Officers

At the Closing, as required by the Merger Agreement, Joshua Silberstein, Health Guru’s chief executive officer, was appointed as a director and president of the Company. The appointment is described more fully under Item 5.02 below.

Lock-up Agreements

At the Closing, each officer and director of Health Guru and each Health Guru Stockholder (other than certain agreed upon Health Guru Stockholders) entered into a lock-up agreement (a “Lock-Up Agreement”) with the Company, pursuant to which each such officer, director and Health Guru Stockholder agreed not to sell or otherwise dispose of, or enter into any arrangement that transfers the economic consequences of ownership of, any shares of Company Common Stock during the period commencing on the date of the Closing and ending on July 1, 2014 without the prior written consent of the Company, subject to certain exceptions.

Equity Financing

At the Closing, as required by the Merger Agreement, the Company raised $2,000,000 of equity capital (the “Financing”). The Financing is described more fully under Item 3.02 below.

Registration Rights

The Merger Agreement contains certain registration rights for the Health Guru Stockholders. Within six months of the Closing, the Company will file a registration statement with the SEC covering the resale by the Health Guru Stockholders of the shares of Company Common Stock received by them in the Merger and to use its best efforts (i) to have such registration statement declared effective as promptly as practicable and (ii) to maintain the effectiveness of the registration statement until the shares may be resold without registration and without volume limitation under an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), or until all of the shares have been resold.

Equity Compensation Plan

At the Closing, as required by the Merger Agreement, the Company adopted a new stock option plan. The new plan, entitled the Kitara Media Corp. 2013 Long-Term Incentive Equity Plan (the “2013 Plan”), is described more fully under Item 5.02 below.

Other Covenants

The Merger Agreement contains additional agreements of the parties, including, among others, an agreement providing for the parties to maintain in confidence any non-public information received from any other party and to use such information only for purposes of consummating the transactions contemplated by the Merger Agreement.

Additional Information

The foregoing descriptions of the Merger Agreement, the Escrow Agreement and the Lock-Up Agreements are summaries and are qualified in their entirety by the full text of the agreements, which are attached to this report as exhibits 2.1, 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.01     Completion of Acquisition or Disposition of Assets.

On December 3, 2013, the Company consummated the Merger and the other transactions contemplated by the Merger Agreement, as more fully described in Item 1.01 of this report, which description is incorporated in this item by reference. As a result of the Merger, the Company acquired Health Guru from the former Health Guru Stockholders.

Item 3.02     Unregistered Sales of Equity Securities.

At the Closing, the Company issued 18,000,000 shares of Company Common Stock to the Health Guru Stockholders as described in Item 1.01. The shares of Company Common Stock were issued in the Merger in consideration for all of the outstanding shares of capital stock of Health Guru. The issuance was made in reliance upon the exemption provided by Section 4(2) of the Securities Act, for the offer and sale of securities not involving a public offering, and Rule 506 of Regulation D promulgated thereunder.

In addition, at the Closing, as required by the Merger Agreement, the Company completed the Financing described in Item 1.01. In the Financing, the Company sold an aggregate of 4,000,000 shares of Company Common Stock on a private placement basis to several accredited investors, including Ironbound Partners Fund, LLC, an affiliate of Jonathan J. Ledecky, the non-executive chairman of the Company’s board of directors and the Company’s former interim chief financial officer, and Jeremy Zimmer, a member of the Company’s board of directors. The Company sold the shares for $0.50 per share, in cash, for an aggregate of $2,000,000 in gross proceeds. The issuance was made in reliance upon the exemption provided by Section 4(2) of the Securities Act, for the offer and sale of securities not involving a public offering, and Rule 506 of Regulation D promulgated thereunder.

In instances described above where the Company issued securities in reliance upon Rule 506, the individuals who received the securities made representations that (a) such individual was acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the individual agreed not to sell or otherwise transfer the purchased shares unless they were registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration were available, (c) the individual was an accredited investor as defined in Regulation D or had such knowledge and experience in financial and business matters that the individual was capable of evaluating the merits and risks of the prospective investment, (d) the individual was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which the Company possessed or was able to acquire without unreasonable effort and expense, and (e) the individual had access to the Company’s reports filed under the Securities Exchange Act of 1934, as amended. The certificates representing the shares were affixed with a legend stating that such shares had not been registered under the Securities Act and could not be resold without an effective registration statement or an opinion of counsel that registration would not be required. Based upon information known to the Company or an inquiry into each individual’s income, net worth or other relevant criteria, management made the determination that each individual was an accredited investor (as defined in Regulation D) or had such knowledge and experience in financial and business matters that the investor was capable of evaluating the merits and risks of the prospective investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers .

Resignations and Appointments

Effective as of the Closing, as required by the Merger Agreement, the Company’s board of directors appointed Joshua Silberstein as a director of the Company and as the Company’s president. In order to accommodate the foregoing appointments, the board of directors expanded the size of the board by one director. The Merger Agreement also provides that Health Guru shall be entitled to appoint another member to the board following the Closing, such member to be approved by the Company with such approval to not be unreasonably withheld.

Mr. Silberstein, 38 years old, co-founded Health Guru in December 2006 and has served as its Chief Executive Officer since that time.  Mr. Silberstein also served as Chief Executive Officer of FullTurn Media from October 2005 through November 2006.  From 2003 to 2005, Mr. Silberstein attended Columbia Business School.  From 2001 to 2003, Mr. Silberstein founded and ran Insider Guides, which published guide books for residents (as opposed to travelers).  From 1997 to 2001, Mr. Silberstein worked for BEV Capital, a venture capital fund (completing his tenure there as an Investment Manager).  Mr. Silberstein has also held senior interim operating roles in marketing, finance, and business development.  In 1997, Mr. Silberstein received a BS in Economics from The Wharton School (summa cum laude), and in 2005 Mr. Silberstein received an MBA from Columbia Business School (Beta Gamma Sigma).

Employment Agreement

At the Closing, the Company entered into an employment agreement (the “Employment Agreement”) with Joshua Silberstein. Under the Employment Agreement, the Company will employ Mr. Silberstein as the Company’s president. The term of the Employment Agreement commenced on the Closing and expires on December 3, 2017, unless it is terminated earlier as provided therein. Under the Employment Agreement, Mr. Silberstein will earn an annual base salary of $300,000.  Mr. Silberstein also received a one-time performance bonus in the amount of $125,000 upon the signing of the Employment Agreement and will receive an additional $125,000 payable on July 1, 2014.  Mr. Silberstein will also be eligible to earn a yearly performance bonus equal to 50% of his base salary annually if certain mutually agreed upon performance objectives are met.  Mr. Silberstein was also granted a five-year stock option to purchase 2,500,000 shares of  Company Common Stock at an exercise price of $0.26 per share (the closing bid price on the date of the Employment Agreement), which option vests on a quarterly basis over the term of the Employment Agreement.

In the event Mr. Silberstein terminates his employment for “Good Reason” (as defined in the Employment Agreement) or the Company terminates Mr. Silberstein’s employment without “Cause” (as defined in the Employment Agreement), Mr. Silberstein will be entitled to two years of his base salary, payable in equal, periodic installments in accordance with the Company’s standard payroll procedures, but no less frequently than monthly; all valid expense reimbursements; any accrued but unpaid bonus payments and all accrued but unused vacation pay. In addition, all options granted to him will fully vest.

Under the Employment Agreement, Mr. Silberstein also agreed to certain restrictive covenants relating to confidentiality of the Company’s information and non-competition with the Company.

Indemnification Agreement

At the Closing, the Company entered into an indemnification agreements (the “Indemnification Agreement”) with Joshua Silberstein. Under the Indemnification Agreement, the Company will indemnify, and advance expenses to, Mr. Silberstein to the fullest extent permitted by applicable law, if by reason of his service as a director, officer, employee, agents or fiduciary of the Company (or certain other related entities), he is made party to any proceeding. The Company will also indemnify Mr. Silberstein against all expenses actually and reasonably incurred by him or on his behalf to the extent he is witnesses in any proceeding by reason of such service.

The 2013 Plan

Effective as of the Closing, as required by the Merger Agreement, the Company’s board of directors adopted the 2013 Plan.

No allocations of shares under the 2013 Plan have been made in respect of the executive officers or any other group, except that stock options to purchase 2,500,000 shares of Company Common Stock have been granted to Joshua Silberstein, the Company’s president, as described above, and options to purchase an aggregate of 1,525,000 shares of Company Common Stock have been granted to various employees of Kitara and Health Guru in connection with their continued employment following the Merger.

Administration. The 2013 Plan is administered by a committee designated by the board of directors or, in the absence of such a designation, by the board of directors. Any such committee designated by the board of directors must be comprised of at least two directors, all of whom are “outside directors,” as defined in the regulations issued under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and “non-employee “ directors, as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. References herein to the “committee” refer to the committee designated by the board of directors or, if none, to the board of directors. Subject to the provisions of the 2013 Plan, the committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share exercise prices, any restrictions or limitations on the awards, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

Stock Subject to the 2013 Plan. The 2013 Plan reserves 6,000,000 shares of Company Common Stock for issuance in accordance with the plan’s terms. Shares of stock subject to awards that are forfeited or terminated will be available for future award grants under the 2013 Plan. If a holder pays the exercise price of a stock option by surrendering any previously owned shares of Company Common Stock or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the stock option exercise, the shares surrendered by the holder or withheld by the company will not be available for future award grants under the plan.

Under the 2013 Plan, on a change in the number of shares of Company Common Stock as a result of a dividend on shares of Company Common Stock payable in shares of Company Common Stock, Company Common Stock forward split or reverse split, combination or exchange of Company Common Stock, or other extraordinary or unusual event that results in a change in the shares of Company Common Stock as a whole, the committee shall determine whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the plan or the aggregate number of shares reserved for issuance under the plan.

Eligibility. The committee may grant awards under the 2013 Plan to employees, officers, directors and consultants who are deemed to have rendered, or to be able to render, significant services to the Company or its subsidiaries or who are deemed to have contributed, or to have the potential to contribute, to its success. Notwithstanding the foregoing, no incentive stock option will be granted to any person who is not an employee of the Company or one of its subsidiaries at the time of grant.

Types of Awards. Stock options, stock appreciation rights, restricted stock and other stock-based awards may be granted under the 2013 Plan.

Options. Under the 2013 Plan, the committee may grant options that qualify as “incentive stock options” within the meaning of Section 422 of the Code and options that do not so qualify. Either type of option may be granted alone or in combination with any other stock-based award under the plan. To the extent that any stock option intended to qualify as an incentive stock option does not so qualify, it shall constitute a separate non-qualified stock option.

The committee fixes the term of a stock exception; provided, however, that an incentive stock option may be granted only within the ten-year period commencing from the effective date of the 2013 Plan and may only be exercised within ten years of the date of grant, or five years in the case of an incentive stock option granted to an individual who, at the time of grant, owns Company Common Stock possessing more than 10% of the total combined voting power of all classes of voting stock of the Company (a “10% Shareholder”). The committee determines the exercise price per share of Company Common Stock purchasable under a stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of Company Common Stock; provided, however, that the exercise price of an incentive stock option granted to a 10% Shareholder may not be less than 110% of the fair market value on the date of grant. Subject to any limitations or conditions the committee may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option. Notwithstanding the foregoing, in the case of an incentive stock option, the aggregate fair market value (on the date of grant of the stock option) with respect to which incentive stock options become exercisable for the first time by a holder during any calendar year (under all such plans of the Company and its subsidiaries) may not exceed $100,000.

Generally, stock options granted under the 2013 Plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable, during the holder’s lifetime, only by the holder, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative. However, a holder, with the approval of the committee, may transfer a non-qualified stock option to an immediate family member of the holder by gift or by domestic relations order or to an entity in which more than 50% of the voting interests are owned by the holder or immediate family members of the holder. The Committee may, in its sole discretion, permit transfer of an incentive stock option in a manner consistent with applicable tax and securities law upon the holder’s request.

Generally, if the holder is an employee, no stock options granted under the 2013 Plan may be exercised by the holder unless he or she is employed by the Company or one of its subsidiaries at the time of the exercise and has been so employed continuously from the time the stock options were granted. However, should a holder die while employed by the Company or one of its subsidiaries, unless otherwise provided in the stock option agreement, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the committee may specify in the stock option agreement, or until the expiration of the stated term of the stock option, whichever period is shorter. Similarly, in the event the holder’s employment is terminated due to disability or normal retirement, unless otherwise provided in the stock option agreement, the holder may still exercise his or her vested stock options for a period of 12 months, or such other greater or lesser period as the committee may specify in the stock option agreement, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, unless otherwise provided in the stock option agreement, the stock option will automatically terminate, except that if the holder’s employment is terminated by the Company without cause, the holder may still exercise his or her vested stock options for a period of three months, or such other greater or lesser period as the committee may specify in the stock option agreement, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter.

Stock Appreciation Rights. Under the 2013 Plan, the committee may grant stock appreciation rights to participants who have been, or are being, granted stock options under the plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash, or the committee may grant them alone and unrelated to an option. Stock appreciation rights may be granted either at or after the time of the grant of non-qualified stock options. In the case of incentive stock options, a stock appreciation right may be granted only at the time of the grant of the incentive stock option. A stock appreciation right entitles the holder to receive a number of shares of Company Common Stock having a fair market value equal to the excess fair market value of the Company Common Stock on the date of exercise over the exercise price of the related stock option (or the fair market value of the Company Common Stock on the date of grant, if granted alone), multiplied by the number of shares subject to the stock appreciation right.

Restricted Stock. Under the 2013 Plan, the committee may award shares of restricted stock either alone or in addition to other awards granted under the plan. The committee determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price (if any) to be paid for the restricted stock by the person receiving the stock from the Company, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.

Other Stock-Based Awards. Under the 2013 Plan, the committee may grant other stock-based awards, subject to limitations under applicable law that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Company Common Stock, as deemed consistent with the purposes of the plan. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the 2013 Plan or any of the Company’s other plans.

Accelerated Vesting and Exercisability. If any one person, or more than one person acting as a group, acquires the ownership of stock of the company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the company, and the company’s board of directors does not authorize or otherwise approve such acquisition, then the vesting periods of any and all stock options and other awards granted and outstanding under the 2013 Plan shall be accelerated and all such stock options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Company Common Stock subject to such stock options and awards on the terms set forth in the plan and the respective agreements respecting such stock options and awards. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the company acquires its stock in exchange for property is not treated as an acquisition of stock.

The committee may, in the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the company immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of stock of the company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the company, which has been approved by the company’s board of directors, (i) accelerate the vesting of any and all stock options and other awards granted and outstanding under the 2013 Plan, or (ii) require a holder of any award granted under the plan to relinquish such award to the company upon the tender by the company to the holder of cash in an amount equal to the repurchase value of such award. For this purpose, gross fair market value means the value of the assets of the company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding any provisions of the 2013 Plan or any award granted thereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the plan or an award granted thereunder to fail to comply with Section 409A of the IRC.

Award Limitation. No participant may be granted awards for more than 600,000 shares in any calendar year.

Term and Amendments. Unless terminated by the Board, the 2013 Plan shall continue to remain effective until no further awards may be granted and all awards granted under the 2013 Plan are no longer outstanding, except that grants of incentive stock options may only be granted prior to December 3, 2023. In addition, if the 2013 Plan is not approved by December 3, 2014 by the affirmative vote of the holders of a majority of Company Common Stock cast at a duly held stockholders’ meeting at which a quorum is, either in person or by proxy, present and voting, then no incentive stock options may be granted under the plan and all incentive stock options previously granted will be automatically converted into non-qualified stock options.

The board may at any time, and from time to time, amend the 2013 Plan, provided that no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the 2013 Plan without the holder’s consent.

Additional Information

The foregoing descriptions of the Employment Agreement, the Indemnification Agreement and the 2013 Plan are summaries and are qualified in their entirety by the full text of the agreements and the plan, which are attached to this report as exhibits 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Item 7.01     Regulation FD Disclosure.

On December 4, 2013, the Company issued a press release describing the Merger and the Financing. A copy of the press release is attached to this report as exhibit 99.1.

The Company has also filed the investor presentation attached to this report as exhibit 99.2 which may be used as public relations material as well as for meetings with potential investors and business partners.

The information in this item, including in the exhibits relating thereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. Such information, and the exhibits relating thereto, shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933.

Item 9.01     Financial Statements, Pro Forma Financial Information and Exhibits.

(a)           Financial statements of businesses acquired:

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date upon which this report on Form 8-K must be filed.

(b)           Pro forma financial information:

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date upon which this report on Form 8-K must be filed.

(d)           Exhibits:

Exhibit	Description

2.1*
Merger Agreement and Plan of Reorganization, dated as of December 3, 2013, by and among Kitara Media Corp., Kitara Media Sub, Inc., Health Guru Media, Inc. and those certain securityholders of Health Guru executing the signature page attached thereto.

10.1
Escrow Agreement, dated as of December 3, 2013, by and among Kitara Media Corp., Reitler Kailas & Rosenblatt LLC, acting as the representative of the former stockholders of Health Guru Media, Inc. (“Health Guru”), and Continental Stock Transfer & Trust Company, as escrow agent.

10.2	Form of Lock-Up Agreement.

10.3	Employment Agreement, dated as of December 3, 2013, by and between Joshua Silberstein and Kitara Media Corp.

10.4	Indemnification Agreement.

10.5	Kitara Media Corp. 2013 Long-Term Incentive Equity Plan.

99.1	Press release dated December 4, 2013.

99.2	Investor Presentation.

*
Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2013

KITARA MEDIA CORP.

By:	/s/ Robert Regular
Robert Regular
Chief Executive Officer

EXHIBITS

Exhibit	Description

2.1*
Merger Agreement and Plan of Reorganization, dated as of December 3, 2013, by and among Kitara Media Corp., Kitara Media Sub, Inc., Health Guru Media, Inc. and those certain securityholders of Health Guru executing the signature page attached thereto.

10.1
Escrow Agreement, dated as of December 3, 2013, by and among Kitara Media Corp., Reitler Kailas & Rosenblatt LLC, acting as the representative of the former stockholders of Health Guru Media, Inc. (“Health Guru”), and Continental Stock Transfer & Trust Company, as escrow agent.

10.2	Form of Lock-Up Agreement.

10.3	Employment Agreement, dated as of December 3, 2013, by and between Joshua Silberstein and Kitara Media Corp.

10.4	Form of Indemnification Agreement.

10.5	Kitara Media Corp. 2013 Long-Term Incentive Equity Plan.

99.1	Press release dated December 4, 2013.

99.2	Investor Presentation.

*
Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.